INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-66732 on Form S-8 of our report dated March 3, 1997 appearing in the Annual Report on Form 10-K of National Transaction Network, Inc. for the year ended December 31, 1996.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Boston, Massachusetts

March 24, 1997